AMENDMENT
TO AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

        This AMENDMENT TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and effective as of May 26, 2005 (the “Effective Date”), by and among MSO Medical, Inc., a Delaware corporation (the “Company”); MSO Holdings, Inc., a Delaware corporation (the “Parent”); and the undersigned Investors (the “Investors”) who are parties to that certain Amended and Restated Registration Rights Agreement dated July 30, 2004 by and among the Company and the Investors (the “Registration Rights Agreement”), which Investors constitute a majority in interest of the outstanding Registrable Securities. Terms used in this Amendment but not defined herein shall have the respective meanings set forth in the Registration Rights Agreement.

Recitals:

        WHEREAS, the Company has entered into an Agreement and Plan of Merger dated January 4, 2005 by and among the Company, the Parent, National Superstars, Inc., a Nevada corporation (“National Superstars”) and NSPS Merger Sub, Inc., a Delaware corporation (the “Merger Agreement”), pursuant to which the Company will merge with a wholly-owned subsidiary of Parent and whereby the Company will survive and become the wholly-owned subsidiary of Parent (the “Merger”);

        WHEREAS, in connection with the Merger, the Company is to assign, and the Parent is to assume, the Company’s rights and obligations under the Registration Rights Agreement;

        WHEREAS, the parties to the Registration Rights Agreement desire to amend the Registration Rights Agreement to clarify certain provisions of the Registration Rights Agreement in light of the assignment and assumption of the Registration Rights Agreement by the Company to and by the Parent and to add Parent as a party thereto.

        WHEREAS, the Registration Rights Agreement may be amended pursuant to Section 3.1 of the Registration Rights Agreement in a writing signed by the Company and the holders of a majority in interest of the outstanding Registrable Securities.

        NOW, THEREFORE, the parties hereby agree as follows:

    1.       Assignment and Assumption of Registration Rights Agreement. Effective as of the effective time of the Merger, the Company hereby assigns, and the Parent hereby accepts such assignment and assumes and agrees to perform, all of the Company’s rights and obligations under the Registration Rights Agreement.

    2.       Amendments to Registration Rights Agreement. All references to the Company set forth in the Registration Rights Agreement shall hereafter be deemed to be references to the Parent. Without limiting the generality of the foregoing, the following defined terms as they appear in the Registration Rights Agreement shall be amended and restated in their entirety as follows:

(a) Common Stock. The term “Common Stock” means the Common Stock of Parent.

(b) Series A Stock. The term “Series A Stock” means the Series A Convertible Preferred Stock of Parent.

(c) Registrable Securities. The term “Registrable Securities” means:

(i) all the shares of Common Stock of the Parent issued or issuable upon the conversion of any shares of Series A Stock; and

    (ii)        any shares of Common Stock of Parent issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (i) of this subsection; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under Section 2 hereof are not assigned in accordance with this Agreement, any Registrable Securities with respect to which, pursuant to Section 2.10 hereof, the holders are no longer entitled to registration rights, or any Registrable Securities which have been previously registered and sold to the public.

    3.       Consent to Registration Rights. Pursuant to the Merger Agreement, the Company has granted to certain shareholders of National Superstars piggy-back registration rights that require the Company to register such shareholders’ shares on the registration statement to be filed in accordance with Section 2.1 of the Registration Rights Agreement. The undersigned Investors, constituting a majority of the Investors, hereby consent to such registration rights in accordance with Section 2.11 of the Registration Rights Agreement.

4. Full Force and Effect. The Registration Rights Agreement, except as amended by this Amendment, shall remain in full force and effect in accordance with the provisions thereof.

    5.       Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one document. This Amendment may be executed and transmitted via facsimile with the same validity as if it were an ink-signed document.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

"Company"	MSO MEDICAL, INC.
By:__________________________________________________________
Albert Henry, Chief Executive Officer

"Parent"	MSO HOLDINGS, INC.
By:__________________________________________________________
Albert Henry, Chief Executive Officer

"Investor"	NAME OF INVESTING ENTITY:
____________________________________________________________
By:_________________________________________________________
Name:______________________________________________________
Its:_________________________________________________________

[Signature Page to Amendment to Amended and Restated Registration Rights Agreement]